Exhibit 10.1

Bottomline Technologies
325 Corporate Drive
Portsmouth, NH 03801
P 603.436.0700

November 14, 2013

Dear Joe:

The letter agreement dated November 18, 2010 (the “2010 Letter Agreement”), between you and Bottomline Technologies set forth the amended and restated terms under which you would continue to be retained as Chairman for the three-year period ending November 17, 2014. The purpose of this letter agreement (the “2013 Letter Agreement”) is to extend the term of the 2010 Letter Agreement for an additional three years, through November 17, 2017, subject to certain modifications described below.

A.	For the period commencing on November 17, 2014 and ending on November 16, 2017, Bottomline Technologies agrees to retain your services as Chairman for a fee of $115,000 per year.

B.	With respect to Sections 4 (Stock Options and Restricted Stock) and 5 (Vesting) of the 2010 Letter Agreement, any references to the date, “November 17, 2014,” shall be replaced with “November 17, 2017”.

C.	With respect to Section 6 (Health Insurance), the reference to “age 65” shall be replaced with “age 70”.

Except as otherwise expressly stated herein, all other terms of the 2010 Letter Agreement shall remain in full force and effect.

Agreed as of the date set forth above.

BOTTOMLINE TECHNOLOGIES (de), INC.

By:	/s/ Michael J. Curran	By:	/s/ Joseph L. Mullen
	Michael J. Curran		Joseph L. Mullen
Chairman of Compensation Committee

By:	/s/ Daniel M. McGurl
Daniel M. McGurl
Member of Compensation Committee

By:	/s/ James W. Zilinski
James W. Zilinski
Member of Compensation Committee